UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2017

 BLACK CREEK DIVERSIFIED PROPERTY FUND INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 228-2200

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01    Entry into a Material Definitive Agreement
Morgan Stanley Selected Dealer Agreement
On October 13, 2017, Black Creek Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our” or “us”), Black Creek Diversified Property Advisors LLC (the “Advisor”) and Black Creek Capital Markets, LLC (the “Dealer Manager”) entered into a selected dealer agreement (the “Selected Dealer Agreement”) with Morgan Stanley Smith Barney LLC (“Morgan Stanley”). Pursuant to the Selected Dealer Agreement, Morgan Stanley will act as a selected dealer under our dealer manager agreement (the “Dealer Manager Agreement”) with the Dealer Manager whereby Morgan Stanley will offer and sell shares of the Company’s common stock pursuant to the Company’s ongoing public offering (“Offering”) registered pursuant to Post-Effective Amendment No. 10 to our Registration Statement on Form S-11 (Registration Number 333-197767) (the “Registration Statement”), which was filed on September 1, 2017 and is available on the website of the Securities and Exchange Commission at the address www.sec.gov and incorporated herein by reference. The Selected Dealer Agreement may be amended to apply to future registered offerings as well.
Pursuant to the Selected Dealer Agreement, Morgan Stanley will offer and sell shares in the Offering on the terms described in the section of the prospectus contained in the Registration Statement entitled “Plan of Distribution,” which is incorporated herein by reference.
Subject to certain limitations set forth in the Selected Dealer Agreement, we, the Dealer Manager and the Advisor, jointly and severally, agreed to indemnify Morgan Stanley, its affiliates and their respective officers, directors, partners, members, shareholders, employees and agents against certain losses, claims, damages or liabilities arising directly out of or relating to certain untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact in the prospectus, registration statement and sales materials used in connection with the Offering and applications to qualify the shares for sale under the securities laws of certain jurisdictions, certain other written information approved or supplied by us, the Dealer Manager or the Advisor in connection with the Offering, a material breach by us, the Dealer Manager or the Advisor of any of the representations, warranties or agreements in the Selected Dealer Agreement, a material breach by us or the Dealer Manager of any of the representations, warranties or agreements in the Dealer Manager Agreement, or any willful misconduct, fraud or gross negligence by us, the Dealer Manager or the Advisor in the performance of or failure to perform its obligations under the Selected Dealer Agreement.
The information set forth above with respect to the Selected Dealer Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Selected Dealer Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Executive Officer
On October 13, 2017, our board of directors appointed Gary M. Reiff to serve as our Managing Director, Chief Administrative and Compliance Officer. Mr. Reiff, age 58, also has served as Chief Administrative, Legal and Compliance Officer of our Advisor since September 2017, having previously served as Executive Vice President and General Counsel of our Advisor from 2007 to April 2017, and as Chief Administrative Officer and Chief Legal Officer from April 2017 to September 2017. Mr. Reiff also has served, since March 2017, as the Managing Director, Chief Administrative and Legal Officer of Black Creek Group LLC, a Denver-based real estate investment firm which he joined in February 2007, having previously served as Chief Operating Officer and Chief Legal Officer of Black Creek Group, LLC and Dividend Capital Group LLC from March 2008-March 2017. In addition, Mr. Reiff has held various positions with affiliates of Black Creek Group LLC and Dividend Capital Group LLC, acting as Managing Director, General Counsel, Chief Legal Officer, Chief Administrative Officer, Executive Vice President and Chief Operating Officer of various of those affiliates, including since April 2017 as Chief Administrative Officer and Chief Legal Officer of the following (having previously served as Executive Vice President and General Counsel of the following): Industrial Income Advisors LLC (the advisor to Industrial Income Trust Inc.), Industrial Property Advisors LLC (the advisor to Industrial Property Trust Inc.) and BCI IV Advisors LLC (the advisor to Black Creek Industrial REIT IV). From 1985 until 1986, and from 1989 until 2007, Mr. Reiff was an attorney with Brownstein Hyatt Farber Schreck, P.C., being a shareholder from 1991 until 2007. Mr. Reiff also served as a member of that firm’s Executive Committee and co-chair of the firm’s Corporate and Securities Department. During Mr. Reiff’s more than 20 years of private legal practice, he has represented a wide variety of businesses and corporations, both public and private, in their acquisitions, dispositions, ventures, financings and general corporate counseling. Mr. Reiff currently serves on the Colorado Independent Ethics Commission and the Denver Water Board, having most recently served as the Chair of the Colorado Transportation Commission and on the High Enterprise Transportation Enterprise. Mr. Reiff has been an Adjunct Professor at the University of Colorado Law School. Mr. Reiff received his B.A., with distinction, and his M.A. from Stanford University, and his law degree, magna cum laude, from Harvard Law School.

Item 8.01    Other Events.
November 1, 2017 Transaction Price
The transaction price for each share class of our common stock for subscriptions accepted as of November 1, 2017 (and redemptions as of October 31, 2017) is as follows:

Transaction Price (per share)
Class T	$7.45
Class S	$7.45
Class D	$7.45
Class I	$7.45
Class E	$7.45
The transaction price for each of our share classes is equal to such class's NAV per share as of September 30, 2017. A calculation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.
September 30, 2017 NAV Per Share
Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is (1) posted on our website at www.blackcreekdiversified.com and (2) made available on our toll-free, automated telephone line, (888) 310-9352. Please see "Net Asset Value Calculation and Valuation Procedures" in our Post-Effective Amendment No. 10 to our Registration Statement on Form S-11 (Registration Number 333-197767), which was filed on September 1, 2017 and is available on the website of the Securities and Exchange Commission at the address www.sec.gov, for a more detailed description of our valuation procedures, including important disclosure regarding real property valuations provided by Altus Group U.S. Inc. (the "Independent Valuation Firm"). All parties engaged by us in the calculation of our NAV, including the external advisor, are subject to the oversight of our board of directors. Generally, all of our real properties are appraised once each calendar year by third party appraisal firms in accordance with our valuation guidelines and such appraisals are reviewed by our Independent Valuation Firm. We have included a breakdown of the components of total NAV and NAV per share for September 30, 2017 and August 31, 2017.
The following tables set forth the components of NAV for the Company as of September 30, 2017 and August 31, 2017 (amounts in thousands, except per share information). As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership ("OP Units") held by third parties, and “Aggregate Fund NAV” means the NAV of all of the Fund Interests.

	As of September 30, 2017	As of August 31, 2017 (1)
Office properties	$1,190,050	$1,187,550
Industrial properties	86,550	86,440
Retail properties	1,006,500	1,006,850
Total investments	$2,283,100	$2,280,840
Cash and other assets, net of other liabilities	5,916	1,481
Debt obligations	(1,159,579)	(1,153,574)
Aggregate Fund NAV	$1,129,437	$1,128,747
Total Fund Interests outstanding	151,550	151,312

(1)
The Net Asset Value Calculation and Valuation Procedures in effect as of August 31, 2017 prescribed a valuation generally using the U.S. Generally Accepted Accounting Principles carrying amount for the Company’s debt-related investments and its debt obligations, rather than the fair value principles that are used going forward.

NAV Per Share as of September 30, 2017	Total	Class A/T Shares	Class S Shares	Class W/D Shares	Class I Shares	Class E Shares	Class E OP Units
Monthly NAV	$1,129,437	$15,593	$125	$18,693	$254,240	$753,847	$86,939
Fund Interests outstanding	151,550	2,092	17	2,508	34,114	101,153	11,666
NAV Per Share	$7.45	$7.45	$7.45	$7.45	$7.45	$7.45	$7.45

NAV Per Share as of August 31, 2017	Total	Class A/T Shares	Class S Shares	Class W/D Shares	Class I Shares	Class E Shares	Class E OP Units
Monthly NAV	$1,128,747	$15,573	$—	$18,671	$253,924	$753,557	$87,022
Fund Interests outstanding	151,312	2,088	—	2,503	34,039	101,016	11,666
NAV Per Share	$7.46	$7.46	N/A	$7.46	$7.46	$7.46	$7.46
The September 30, 2017 valuation for our real properties was provided by the Independent Valuation Firm in accordance with our valuation procedures and determined starting with the appraised value. Certain key assumptions that were used by our Independent Valuation Firm in the discounted cash flow analysis are set forth in the following table based on weighted averages by property type.

	Office	Industrial	Retail	Weighted Average Basis
Exit capitalization rate	6.46%	7.25%	6.41%	6.47%
Discount rate / internal rate of return ("IRR")	7.36%	7.79%	7.01%	7.22%
Annual market rent growth rate	3.15%	2.84%	2.86%	3.01%
Average holding period (years)	10.1	11.1	10.1	10.1
A change in the rates used would impact the calculation of the value of our real properties. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties:

Input	Hypothetical Change	Office	Industrial	Retail	Weighted Average Values
Exit capitalization rate (weighted average)	0.25% decrease	2.69%	2.13%	2.43%	2.55%
	0.25% increase	(2.49)%	(1.98)%	(2.25)%	(2.36)%
Discount rate (weighted average)	0.25% decrease	2.04%	2.05%	1.92%	1.99%
	0.25% increase	(2.00)%	(2.00)%	(1.88)%	(1.94)%
The September 30, 2017 valuation of our debt obligations was in accordance with fair value standards under GAAP. The key assumption used in the discounted cash flow analysis was the market interest rate. Market interest rates relating to the underlying debt obligations are based on unobservable Level 3 inputs, which we have determined to be our best estimate of current market interest rates of similar instruments. The weighted average market interest rate used in the September 30, 2017 valuation was 3.13%.
A change in the market interest rates used would impact the calculation of the fair value of our debt obligations. For example, assuming all other factors remain constant, a decrease in the weighted-average market interest rate of 0.25% would increase the fair value of our debt obligations by approximately 0.22%. Alternatively, assuming all other factors remain constant, an increase in the weighted-average market interest rate of 0.25% would decrease the fair value of our debt obligations by approximately 0.22%.
Amended and Restated Share Redemption Program
Effective as of October 13, 2017, our board of directors adopted an amended and restated share redemption program (the “Amended SRP”). One of the changes in the Amended SRP corrects an error in the first paragraph under the section entitled “Redemption Limitations” to clarify that the 2% limit described therein is a monthly limit, not a quarterly limit. The redemption limitations otherwise remain unchanged in the Amended SRP.
The Amended SRP also revises the situations in which an Early Redemption Deduction (as defined in the share redemption program) may be waived. As revised, the Early Redemption Deduction may not apply to transactions initiated by the trustee or adviser to a donor-advised charitable gift fund, collective trust fund, common trust fund, fund of fund(s) or other institutional accounts, strategy funds or programs if management determines, in its sole discretion, such account, fund or program has an investment strategy or policy that is reasonably likely to control short-term trading. Further, shares of our common stock may be sold to certain employer sponsored plans, bank or trust company accounts and accounts of certain financial institutions or intermediaries for which we may not apply the Early Redemption Deduction to underlying stockholders, often because of administrative or systems limitations. The Early Redemption Deduction shall also not apply to shares taken by the Advisor in lieu of fees or expense reimbursements under the advisory agreement.
The Amended SRP also provides that the Early Redemption Deduction will also not apply in certain situations following the departure of certain key persons to our company, unless replaced as described below. The currently designated key persons are John A. Blumberg, Richard D. Kincaid, Dwight L. Merriman III, Gregory M. Moran and any individual appointed by a majority of our independent directors to replace such key persons as described below. If two or more of such key persons have died, resigned, been removed, become disabled (meaning the earlier of (a) the date on which a key person’s healthcare provider states in writing that that such key person will be unable, or can reasonably be expected to be unable, to perform the essential functions of his/her regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness or injury for a period of at least 60 consecutive days, or (b) the 60th consecutive day in which such key person has actually been unable to perform the essential functions of his/her regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness or injury), or are otherwise unable or unwilling to exercise the authority and discharge those day-to-day management responsibilities with respect to our company as are currently exercised and discharged by such key persons, and our independent directors have not, within 60 days of such situations having arisen with respect to two more of such key persons, approved the appointment of one or more replacements who will fulfill substantially all of the duties of at least all but one of such key persons (meaning one key person position may remain unfilled for longer than 60 days) (a “Key Man Triggering Event”), then the Early Redemption Deduction will be waived with respect to all shares purchased prior to the expiration of five business days after the public disclosure of the occurrence of such Key Man Triggering Event (“Exempt Shares”) from the time the Key Man Triggering Event is publicly disclosed until the completion of three full calendar months; provided, that if not all properly submitted redemption requests are satisfied during such three full calendar months, then such Early Redemption Deduction waiver for Exempt Shares will continue until there has been a subsequent calendar month in which all properly submitted redemption requests were satisfied. We will publicly disclose a Key Man Triggering Event and the associated waiver of the Early Redemption Deduction promptly upon its occurrence, and also promptly publicly disclose when the associated waiver of the Early Redemption Deduction has ended. Any such public disclosure will be made to stockholders in a prospectus supplement or special or periodic report filed by us, as well as in a press release or on our website.
The Amended SRP further provides that, from time to time, our board of directors may also authorize waivers of the Early Redemption Deduction for specified periods of time with respect to future redemptions for all investors upon the occurrence of specific circumstances other than personal circumstances (e.g. significant corporate changes, natural disasters) that it determines, in its sole discretion, do not raise concerns over short-term trading. Any such waivers will be publicly disclosed promptly following their approval. Any such waivers will apply to all investors and apply on a prospective basis only, and will remain effective for at least three full calendar months. Any such public disclosure will be made to stockholders in a prospectus supplement or special or periodic report filed by us, as well as in a press release or on our website.
The provisions regarding waivers of the Early Redemption Deduction in the event of the death of a stockholder or a qualifying disability remain unchanged in the Amended SRP.
The Amended SRP is attached to this Current Report on Form 8-K as Exhibit 4.1.
Forward-Looking Statements
This Current Report on Form 8-K includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements include forward-looking assumptions and methodologies used to determine our NAV per share. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements are generally identifiable by the use of the words

“may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause our results to vary are general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of REITs), risk of acquisitions, availability and creditworthiness of prospective tenants, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in our current and any proposed market areas, tenants’ ability to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, tenant bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent periodic and current reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
4.1	Amended and Restated Share Redemption Program*
10.1	Selected Dealer Agreement with Morgan Stanley Smith Barney LLC, dated as of October 13, 2017*
99.1	Post-Effective Amendment No. 10 to Registration Statement on Form S-11 (File No. 333-197767), filed September 1, 2017
99.2	Consent of Altus Group U.S. Inc *

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Black Creek Diversified Property Fund Inc.
October 13, 2017
	By:	/s/ M. KIRK SCOTT
M. Kirk Scott
Managing Director, Chief Financial Officer and Treasurer